UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022 (May 19, 2022)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American
Common shares, no par value	EFR	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2022 Energy Fuels Inc. (the "Company") entered into a mineral rights purchase agreement (the "Purchase Agreement") with G-4 Esmeralda LTDA. (the "Seller") pursuant to which it will acquire sixteen mineral concessions prospective for heavy mineral sands including ilmenite, rutile, zircon and monazite, which together with a separate agreement with another party to acquire one nearby mineral concession, will total seventeen mineral concessions between the towns of Prado and Caravelas in the State of Bahia, Brazil totaling 15,089.71 hectares (approximately 37,300 acres or 58.3 square miles) (the "Bahia Project").

Under the terms of the Purchase Agreement, on closing the Company will enter into mineral rights transfer agreements with the Seller to acquire the sixteen mineral sand concessions (the "Transfer Agreements"). Total consideration under the Purchase Agreement is US$27 million consisting of (i) US$2.7 million due within ten working days of signing the Purchase Agreement, (ii) US$2.7 million due thirty days after the commencement of the Company's ninety day due diligence period and (iii) US$21.6 million due at closing.

The Transaction is subject to a ninety-day due diligence period and the Company's satisfaction of its due diligence investigations. Closing is expected to occur following the due diligence period. The Purchase Agreement and Transfer Agreements contain other customary terms, representations, warranties, covenants and conditions for a transaction of this nature.

The Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 9.01 Exhibits.

Exhibit	Description
10.1#	Mineral Rights Purchase Agreement by and between G-4 Esmeralda LTDA and Energy Fuels Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted in compliance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: May 24, 2022	By:	/s/ David C. Frydenlund
David C. Frydenlund Chief Financial Officer, General Counsel and Corporate Secretary